UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

File №:333-216868

FORM S-1

Amendment 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHEE CORP.

(Exact name of registrant as specified in its charter)

Nevada	3990	32-0509577
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Guo Fu Center, No. 18 Qin Ling Road, Laoshan District. Qingdao,

266000, China

Tel: (318) 497-4394

chee.manage@corpchee.com

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200

Carson City, NV  89701

Tel: 800-981-7183

(Address, including zip code, and telephone number, including area code, of agent for service)

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Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company X

(Do not check if a smaller reporting company)

Calculation of registration fee
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.001 par value	4,500,000	$0.02(2)	$90,000	$10,43*
TOTAL	4,500,000	$0.02	$90,000	$10,43*

(1)    In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)    The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

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*-The fee was previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION  8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS

Chee Corp.

4,500,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 4,500,000 shares (the "Maximum Offering") of common stock, $0.001 par value, by Chee Corp., a Nevada company ("we", "us", "our", "Chee Corp", "Company" or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission ("SEC") and will continue for 12 months (240 days). We will pay all expenses incurred in this offering. We are an "emerging growth company" under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The offering of the 4,500,000 shares is a "best efforts" offering, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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Our business of 3D modeling and 3D print of different types of items and accessories is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 13 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chee Corp. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May 8, 2017.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2017 (240 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Chee" refer to Chee Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

Chee Corp. was incorporated on 26 of October 2016 under the laws of the State of Nevada, for the purpose of the 3D modeling and 3D print of different types of items and accessories.

We are a newly created company that has realized no revenues to date with a net loss of $1,893 as of January 31, 2017. To date we have raised $4,500 through the issuance of 4,500,000 shares of common stock to our sole officer and director Jiang Da Wei. Proceeds from the issuance have been used for working capital. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The Company's registration location is at Shandong Province, Haiyang City, Environmental Protection District 15, 265100, China and rented office space located at Guo Fu Center, No. 18 Qin Ling Road, Laoshan District. Qingdao, 266000, China. Our telephone number is (318) 217-4394.

We are in the early stages of developing our plan to distribute 3D goods and accessories in China in forms including but not limited to products such as design figure, vase, badges, table plates, chess box, prototypes of future models of the goods or any 3D structural details. If our business is initially successful in the China, then we will focus on other markets. We currently have revenues of $1,800, some operating history, and signed sales agreements with our first customer Gaoxie Trading Co., Ltd. Our plan of operations over the 12-month period following successful completion of our offering is to develop and establish our 3D business by establishing our office, developing our website, attempting to enter into more supply agreements with prospective distributors of 3D products and engage in advertising (See "Business of the Company" and "Plan of Operations").

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The reasoning of our sole officer and director to take the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides investors with updated material information about the Company and the ability of the Company's investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director's exposure to possible legal claims.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, developing our website, have registration location at Shandong Province, Haiyang City, Environmental Protection District 15, 265100, China and renting our office space that is 42 sq. m. with the following address Guo Fu Center, No. 18 Qin Ling Road, Laoshan District in China, development of our business plan, creating the web-site, buying an equipment, entering into a supply contracts with Yueqing Swai Electronic Co.,Ltd. of China. We received our initial funding of $4,500 from our sole officer and director, Jiang Da Wei, who purchased 4,500,000 shares of our common stock for the same $4,500.

Our financial statements from inception from inception on October 26, 2016, through January 31, 2017, report no revenues and net loss of $1,893. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see "RISK FACTORS-RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN 'EMERGING GROWTH COMPANY' AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS" on page 18 of this prospectus.

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We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director Jiang Da Wei will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING
The Issuer	Chee Corp.
Securities offered:	4,500,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.02
Duration of offering:	The 4,500,000 shares of common stock are being offered for a period of 12 months (240 days).
Gross Proceeds from selling 25% of shares	$22,500
Gross Proceeds from selling 50% of shares	$45,000
Gross Proceeds from selling 75% of shares	$67,500
Gross Proceeds from selling 100% of shares	$90,000
Net proceeds to us:	$90,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 23.
Market of the common stock:

There is no public market for our shares. Our common stock is not traded on any stock: exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,500,000

Shares outstanding after offering:	$9,000,000 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 13.
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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 26, 2016 to January 31, 2017. Our working capital as at January 31, 2017, was $500.

January 31,2017 ($) (Audited)
Financial Summary
Cash	5,947
Total Assets	10,207
Total Liabilities	7,600
Total Stockholder`s Equity	2,607

Accumulated From October 26,2016 to January 31,2017 ($) (Audited)
Statement of Operations
Total Expenses	1,893
Net Loss for the Period	(1,893)
Net Loss per Share	(0.00)
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Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.         the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.        the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.         the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.        the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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·            A requirement to have only two years of audited financial statements and only two years of related MD&A;

·            Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

·            Reduced disclosure about the emerging growth company's executive compensation arrangements; and

·            No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, our operation will be harmed.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably and our operation will be harmed.

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We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on October 26, 2016 and to date, have been involved primarily in organizational activities, have registration location at Shandong Province, Haiyang City, Environmental Protection District 15, 265100, China  and rented our office space that is 42 sq. m. with the following address Guo Fu Center, No. 18 Qin Ling Road, Laoshan District in China, developed our business plan, created our web-site (www.corpchee.com), bought an equipment, entered into a supply contracts with Yueqing Swai Electronic Co., Ltd. of China. Accordingly, we have limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start-up company which produce 3D products. There is a substantial risk that we will not be successful in our activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

The sole officer and director of the Company Jiang Da Wei, currently devotes approximately from 10 to 20 hours per week to Company matters. He does not have any public company experience and is involved in other business activities. The Company's needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage Company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment by other companies. His other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Jiang Da Wei, our President, will devote between 10 and 20 hours per week to our operations of 3D modeling and 3D print of different types of items and accessories on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director Jiang Da Wei.

In addition, our sole officer and director Jiang Da Wei lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director Mr. Jiang has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

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Current management's lack of experience in and with the sale of 3D products means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director Jiang Da Wei has no prior experience with or ever been employed in a job involving the marketing and produce of 3D print products. Additionally, our sole officer and director Mr. Jiang does not have a college or university degrees, or other educational background in a field related to operating a business, which produce 3D print products. With no direct training in the Internet wholesale business, our sole officer and director may not be fully aware of many of the specific requirements related to operating a website for the sale of 3D products through the Internet. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and sole director's future possible mistakes, lack of sophistication, judgment or experience in this industry.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Jiang Da Wei, our sole officer and director, for all of our operations. The loss of Mr. Jiang would have a substantial negative effect on our company and may cause our business to fail. Mr. Jiang has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Jiang' services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our sole officer and director Jiang Da Wei, our other stockholders may not be able to influence control of the company or decision making by management of the Сompany, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director Jiang Da Wei beneficially owns 100% of our outstanding common stock. The interests of our may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such his interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director Mr. Jiang exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company's board of directors. Also, our sole officer and director Mr. Jiang will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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Deterioration in general macro-economic conditions, including unemployment, inflation or deflation, consumer debt levels, high fuel and energy costs, uncertain credit markets or other recessionary type conditions could have a negative impact on our business, financial condition, results of operations and cash flows.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our suppliers and customers and (iii) an increase in operating costs from higher energy prices.

Impact of Credit Market Uncertainty

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

Impact on our Supplier

Our business of 3D printing depends on maintaining a favorable relationship with our supplier and on our supplier's ability and/or willingness to supply 3D materials for us at favorable prices and terms. Many factors outside of our control may harm this relationship and the ability or willingness of our supplier to supply us the products for 3D manufacture on favorable terms. One such factor is a general decline in the economy and economic conditions and prolonged recessionary conditions. These events could negatively affect our supplier's operations and make it difficult for it to obtain the credit lines or loans necessary to finance their operations in the short-term or long-term and meet our product requirements. Financial or operational difficulties that our supplier may face could also increase the cost of the products we purchase from the supplier or our ability to source products from them. We could also be negatively impacted if our supplier experience bankruptcy, work stoppages, labor strikes or other interruptions to or difficulties in the manufacture or supply of the products we purchase from him.

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Impact on our Customers

Deterioration in macro-economic conditions may have a negative impact on our customers' financial resources and disposable income. This impact could reduce their willingness or ability to pay for non-essential 3D accessories which results in lower service demand for us.

Our business is currently reliant on one supplier Yueqing Swai Electronic Co., Ltd. If our supplier does not meet our requirements, our ability to supply products to our customers will be materially impaired.

We currently rely on one supplier Yueqing Swai Electronic Co., Ltd with whom we signed the Purchase Agreement on 23rd of December, 2016 and from which we received 3D products to start our business. The Yueqing Swai Electronic Co., Ltd should sell, transfer and deliver the Goods to Chee Corp. The payment should be in USD currency. We have the right to pay owned amount to Yueqing Swai Electronic Co., Ltd in parts. The Goods should be deemed received by Chee Corp. (with registration location at Shandong Province, Haiyang City, Environmental Protection District 15, 265100, China) when delivered to our Company current rented office space at Guo Fu Center, No. 18 Qin Ling Road, Laoshan District. Qingdao, 266000, China.

Until we are able to contract with other suppliers, our business will be entirely dependent upon the relationships with this one supplier. There can be no assurance that we will be able to sustain a relationship with our supplier or that our supplier will be able to meet our needs in a satisfactory and timely manner, or that we can obtain substitute or additional suppliers, when and if needed. Our reliance on a limited number of suppliers involves a number of additional risks, including the absence of guaranteed capacity and reduced control over the distribution process, quality assurance, delivery schedules, production yields and costs, and early termination of, or failure to renew, contractual arrangements. A significant price increase, an interruption in supply from our supplier, or the inability to obtain additional suppliers, when and if needed, could have a material adverse effect on our business, results of operations and financial condition.

If Jiang Da Wei, our current sole officer and director, should resign or die, we will not have a chief executive officer, which could result in the cessation of our operation. If that should happen, you could lose your investment.

We extremely depend on the services of our sole officer and director, Jiang Da Wei, for the future success of our business. The loss of the services of Jiang Da Wei could have an adverse effect on our business performance and financial standing. If he should resign or die, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that case it is possible you could lose your entire investment.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for 3D print products being sold through our website. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

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Because our principal assets are located outside of the United States and Jiang Da Wei, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Jiang, or to enforce a judgment rendered by a United States court against us or Mr. Jiang.

Our principal operations and assets are located outside of the United States, and Jiang Da Wei, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Jiang in the United States, and it may be difficult to enforce any judgment rendered against Mr. Jiang.  Accordingly, it may be difficult or impossible for an investor to bring an action against Jiang Da Wei, in the case that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of China may render that investor as unable to enforce a judgment against the assets of Mr. Jiang. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Further, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. Accordingly, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

RISKS RELATING TO OUR COMMON STOCK

The Offering Price of our Shares is arbitrary.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

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Because there is no minimum proceeds the Company can receive from its offering of 4,500,000 shares, Chee Corp. may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 4,500,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling a number of the shares, we may have to seek alternative financing to implement our operations and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director Jiang Da Wei, who will receive no commissions. Mr. Jiang will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that he will be able to sell any of the shares.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCQB). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the "Use of Proceeds" section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our director Jiang Da Wei will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, if we are able to sell all of the shares being offered, our executive officer and director Mr. Jiang will own 50% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of Chee Corp. or other matters that could affect your ability to ever resell your shares. Mr. Jiang interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

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The Company has a lack of dividend payments.

The Company Chee Corp. has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

We may, in the future, issue additional common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,500,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $45,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

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(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests except the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

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USE OF PROCEEDS

Chee Corp. public offering of 4,500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

	25%of shares sold	50%of shares sold	75%of shares sold	100%of shares sold
Gross Proceeds from this Offering(1):	$22,500	$45,000	$67,500	$90,000
Legal and Accounting fees	$8,000	$8,000	$8,000	$8,000
SEC reporting and compliance	$8,000	$8,000	$8,000	$8,000
Net proceeds	$6,500	$29,000	$51,500	$74,000
Net proceeds will be used as follows
Website development	-	$800	$1,600	$2,500
Additional 3D printing equipment and additional 3D parts and suppliers	$4,000	$18,000	$32,000	$37,000
Marketing and Advertising(2)	$1,000	$3,000	$5,200	$6,800
Lease expenses	-	$1,200	$3,000	$6,200
Establishing an office	-	$1,000	$2,200	$6,000
Miscellaneous expenses	$1,500	$3,000	$4,500	$8,000
Salaries	-	$2,000	$3,000	$7,500
TOTALS	$22,500	$45,000	$67,500	$90,000

(1)                    Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2)                   Includes travel costs to trade shows and exhibits.

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 4,500,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 4,500,000 shares is fixed at $0.02 per share. This price is significantly higher than the $0.001 price per share paid by Jiang Da Wei, or President and a Director, for the 4,500,000 shares of common stock he purchased on October 26, 2016.

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Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2017 the net tangible book value of our shares of common stock was $2,607 or $0.001 per share based upon 4,500,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.0085
Increase to present stockholders in net tangible book value per share after offering	$0.0075
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering held by existing stockholders	4,500,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0115
Capital contributions	$90,000
Percentage of capital contributions	95%
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	50%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering of $90,000 less offering costs of $16,000 plus the net tangible book value of our shares of common stock of $2,607 and resulting in a net tangible book value of $76,607 or $0.0085 per share, resulting in a dilution of $0.0115 for new shareholders.

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0,02
Dilution per share	$0.0131
Capital contributions	$67,500
Percentage of capital contributions	94%
Number of shares after offering held by public investors	3,375,000
Percentage of ownership after offering	99.9%

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The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering of $67,500 less offering costs of $16,000 plus the net tangible book value of our shares of common stock of $2,607 and resulting in a net tangible book value of $54,107 or $0.0069 per share, resulting in a dilution of $0.0131 for new shareholders.

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0,02
Dilution per share	$0.0153
Capital contributions	$45,000
Percentage of capital contributions	91%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	33.3%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering of $45,000 less offering costs of $16,000 plus the net tangible book value of our shares of common stock of $2,607 and resulting in a net tangible book value of $31,607 or $0.0047 per share, resulting in a dilution of $0.0153 for new shareholders.

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0,02
Dilution per share	$0.0184
Capital contributions	$22,500
Percentage of capital contributions	83%
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	20%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering of $22,500 less offering costs of $16,000 plus the net tangible book value of our shares of common stock of $2,607 and resulting in a net tangible book value of $9,107 or $0.0016 per share, resulting in a dilution of $0.0184 for new shareholders.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of January 31, 2017 there were 4,500,000 shares of our common stock issued and outstanding that is held by one stockholder of record, and no shares of preferred stock issued and outstanding.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

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The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. Chee Corp. is registering 4,500,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company's selling efforts in the offering, Mr. Jiang will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Jiang Da Wei is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Jiang Da Wei will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jiang is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Jiang Da Wei will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Jiang Da Wei will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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We will receive all proceeds from the sale of the 4,500,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Our Director Jiang Da Wei will offer shares independently in the circle of his friends and relatives, as well as potential client. Communication between the Director and shareholders will be held orally. There will be no additional materials that our sole director and officer Mr. Jiang intends to use in offering and selling the securities. We are going to offer our shares to potential shareholders only in China and Hong Kong. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share. The directror is palnning to sell the shares directly to his friends and family in China and other countires.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months (240 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

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Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Chee Corp. will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock,

(i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On 26 of October, 2016 the Company was incorporated under the laws of the State of Nevada. Chee Corp. is the representative of 3D industry that located in China, and offers the 3D modeling and print of different types of items and accessories. Jiang Da Wei has served as our President, Treasurer and as a Director, from 26 of October 2016 until the current date. Our board of directors is comprised of one person: Jiang Da Wei.

We are authorized to issue 4,500,000 shares of common stock, par value $0,001 per share. On 21 of January, Jiang Da Wei, our President and a Director purchased an aggregate of 4,500,000 shares of common stock at $0,001 per share, for aggregate proceeds of $4,500.

IN GENERAL

We were incorporated on 26 of October 2016 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have rent our office space in China.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, renting our office space in China and entering into supply agreement and entering into sales agreement with our first customer Gaoxie Trading Co., Ltd., which is filed in Exhibit 10.5 to this registration statement, of which this prospectus is a part and registered a webpage www.corpchee.com and fill it in with basic initial information about us. We received our initial funding of $4,500 from our sole officer and director who purchased 4,500,000 shares of common stock at $0,001 per share.

Our financial statements from inception (26 of October 2016) through January 31 report no revenues. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a start-up company which is in the business of 3D products. We intend to use the net proceeds from this offering to develop our business operations. To fully implement our plan of operations we require a minimum funding of $45,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Jiang Da Wei our President and a Director, has agreed to loan the Company funds, we have an oral agreement, arrangement or legal obligation to advance or loan funds to the Company. The Company has the registration location with the following address Shandong Province, Haiyang City, Environmental Protection District 15, 265100, China and Chee Corp. has rent an office space that is 42 sq. m. with the following address Guo Fu Center, No. 18 Qin Ling Road, Laoshan District. Qingdao, 266000, China from 15 January, 2017. The lease contract was singed for the term of one year with the option of expansion for additional one-year term. We have made an advance payment for our office space in the amount of $3,600 for the first year, $300 per month accordingly.

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Our operations to date have been devoted primarily to start-up and development activities, which include: formation of the Company; development of our business plan; creating the web-site (www.corpchee.com), buying equipment, and entering into supply agreements, renting our office space in China and signing sales agreement with our first customer Gaoxie Trading Co., Ltd.

INITIAL FOCUS OF OUR BUSINESS

We are in the early stages of developing our plan to distribute 3D goods and accessories in China in forms including but not limited to products such as design figure, vase, badges, case for phone, table plates, chess box, prototypes of future models of the goods or any structural details, but this is not our main products line, we have just started with such product line. The above listed products will be needed for us to start the production of 3D goods, because our intention will be more significant. In the future this product line will be used as additional, and the main one will be presented in the form of plastic models creation, layouts, parts for production for manufacturing companies that we are going to cooperate with. Based on the above mantioned if start of our business prosperous in China, we are planning to move from local production and cooperation to partnership with companies around the world. In the future we plan to contact the largest shipbuilding, machine-building and even the furniture companies and we are going to offer them our services, which will be presented in the form of the creation of plastic models of various parts, layouts, parts for their production.

We do not have any specific marketing channels in place at this point to be able to market our services to potential customers. But, in the next twelve months, to advertise our business, we plan to contact the marketing companies that will provide services to us to spread our name to the masses. In addition, we will place our own ads on Internet open spaces and create accounts in social networks.

OUR PRODUCTS

Brief History of Our Products

3D printing is a tremendously exciting new technology that is changing the face of modern manufacturing. The transformative impact of this technology on the way we produce things is only likely to increase as it continues developing. The 3D printing has become considerably more visible in recent years, as 3D printing companies pop up in more communities, and 3D printed products become more popular. While it may seem like the 3D printing has only recently exploded onto the scene, the technology has actually been around for three decades. After the first 3D printing patent was awarded to Hideo Kodama in Japan. Kodama had invented a device which used a UV light to harden photoreactive polymers. The idea was that the technology would be useful for creating models and prototypes. Since then, additive manufacturing technologies have been used for rapid prototyping, where it has significantly improved the speed of the product development process.

A few years later, a team of French inventors applied in France for the first patents on the stereolithography method, which is still widely used today. Stereolithography is much like Kodama’s invention, relying on UV light to harden photopolymers. Remarkably, the French General Electric abandoned their patent application, and so neve resulted in a patent. While Kodama had actually invented this system some time before Hull came up with his machine and coined the term still used to describe it, he did make another important and unique contribution to the history of 3D printing. Hull would file his patent for a stereolithography machine. Hull’s application was not to be abandoned, however. Hull named the process stereolithography, which remains one of the most common 3D printing techniques today. Carl Deckard filed a patent for Selective Laser Sintering (SLS). The laser sintering process has developed to become the most popular 3D printing technologies, used across a wide range of industries, for models and for end-use parts.

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Today, desktop 3D printers are cheaper and better than ever and continuing to improve. While there is a dedicated core group of enthusiasts who benefit from having a machine in their homes, most of the desktop units are actually used in schools and businesses.  Besides, the quality achievable by the commercial units is still far above what the more modest consumer-grade printers can produce. For most individuals, 3D printing services are the best way to take advantage of the ever-growing potential of additive manufacturing. Buyers can get access to top-of-the-line printers and materials for the projects they need, without having to invest in buying a machine themselves.

Current Market

The market share concentration in the global 3D manufacturing industry increased in recent years because of the demand in the market of manufacturing and services. 3D Printing can be used in all spheres of human activity without exception. This versatile production that allows going beyond the capabilities of a single industry.

The structure of the whole production is divided into small steps that include: preparation of the necessary materials to create products, build up a model of certain goods using special programs, followed by a stage of the creation of the product and its handling after printing. Additionally, 3D printing is a future of the whole industries, as companies that operate in developed economies outsource 3D products from emerging economies, such as China, to reduce costs. In the nearest future the demand on 3D printer machines and 3D goods will increase in the entire world.

There are many well-established 3D companies in our industry. We hope to offer the latest 3D products to our customers, at the lowest price, so we can succeed in the business. We believe we can offer our customers the best possible prices for the similar or better quality products than other companies in same business area.

We have entered into a supply agreement with Yueqing Swai Electronic Co., Ltd. of China. Until such time as we accept deliver of 3D products, all risk of loss of the 3D equipment and materials shall be on the supplying seller.

MARKETING

Our sole officer and director, Jiang Da Wei, will be responsible for marketing of our services. The marketing and advertising will be targeted to small businesses, building company, advertising agencies, home owners and various sectors which have need of 3D products and 3D models. To advertise our business, we plan to contact the marketing companies that will provide services to us to spread our name to the masses. In addition, we will place our own ads on Internet open spaces and create accounts in social networks. We plan to develop a website to market, display and sell our products. Also we will ask our satisfied clients for referrals.

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We believe that the best way to market our products is through magazines, banner advertising, Internet advertising on websites, and through our website (www.corpchee.com) that we plan to develop as part of our 12-month plan of operation, and various social networking sites. We believe that we can establish relationships with 3D product distributors in China and in countries all over the world hrough these mediums of communication.

COMPETITION

There are many well-established 3D manufacturing companies in our industry like Qingdao Unique Products Develop Co., Ltd., Henan Speed Electric Technology Co., Ltd., Zhongshan Capstar Power Technology Co., Limited, and Dongguan Farwise Technology Co., Ltd. We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we are. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

STARTUP EQUIPMENT

We are start up developing company. We believe that the 3D printer business will be successful in the market, as the 3D-printer can print products for different spheres of consumers. The 3D-printer optimally created for small businesses. To start the conduct of our business, we purchase printer (Ultimaker two plus). As of the day of this filing we bought the second 3D printed machine Ultimaker two plus and put it into production. This is due to the fact that 3D printing machine spends a lot of time on one units of product.

PRINTER

Name:  Ultimaker 2+

Pros:

Precision- you can independently adjust the thickness of the layer, under the diameter of the nozzle. Well prints all the small details, perfectly drawing out the outline and all the components of the figure.

Ease of use- software management is easy and understandable in operation.

Speed- you can independently regulate speed of the printing, depending on quality and throughput.

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Software- with software allows you to start working with 3D printer in no time, and it optimized for an Ultimaker 2+.

Community- if you have some issue with printer, experts can give a hand in any time.

The most obvious cons of our printer are:

No dual extruder- this point reduces the production time frame.

Connectivity- the printer does not have WiFi connectivity, and the only way you can send files without WiFi -is via the SD Card.

Specifications:

PRINTER TYPE -FDM

MATERIAL - PLA, ABS, CPE, CPE+, PC, Nylon, TPU 95A

BUILD VOLUME-23 x 22.5 x 20.5 cm

MIN LAYER HEIGHT -20 microns

EXTRUDER HEAD -1

XY PRECISION -12.5 microns

PRINTING SPEED -30-300 mm/s

OPEN SOURCE -Hardware & software

CAN YOU USE 3RD PARTY MATERIAL? -Yes

HEATED PLATFORM -Yes

FILAMENT DIAMETER -2.85

ON-PRINTER CONTROLS -Yes

CONNECTIVITY -SD card

For starting 3D business, we are going to expand materials we use and develop our creativeness in 3d business. There are 3(three) kinds of materials that we are going to use firstly:

ABS (acrylonitrile butadiene styrene) and PLA (polylactic acid) - are great starter materials: affordable, durable and widely available. They`re available in all colors, and well-suited for prototyping mechanical parts and designs that don`t have a lot of overhangs.

Printing with general purpose plastics come with some design restrictions. Models with an outward facing wall angle sharper than 45 degrees can`t be printed without extra support material and parts under 1 mm will most likely not print.

Ideal for:

-Low-cost prototyping

-Mechanical parts

-Cases, holders, adapters

-Games, toys

-Scale models

Not recommended for:

-Intriate designs

SLS Nylon -its the perfect all-rounder: easy design rules, strong and slightly flexible. Nylon allows for functional end products and complex designs. Its surface is a bit grainy, but it can be polished for a smooth finish.

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Nylon prints are laser sintered on industrial 3D printers. The technology gives you a high degree of form freedom and you can even print moving parts in one go.

Ideal for:

-Functional prototypes and end products

-Complex designs with intricate details

-Moving and assembled parts

-Cases, holders, adapters

Not recommended for:

-Cavities within design (unless making use of escape holes)

For the first time we are going to buy 5 coils of the lead material (PLA and ABS) and one extra spool of ABS, that we are ready to put into production of the exhibition samples of our products. As auxiliary material we are going to use Nylon (three coils) for extra cases and our more advanced features. Our customers will be able to independently create a suitable model for 3D printing, which we will manufcture later on 3D machine, or else our company itself can provide or create models for individual orders. As a complement to our overall operations, we plan to use 3D pen and then buy a 3D scan to improve the quality and accuracy of finished products.

Our equipment and materials are shown with prices as indicated below.

Product	q-ty	Unit price,USD	Amount, USD
3D printing machine Ultimaker 2+	2	2,107.00	4,214.00
ABS	6	35.88	215.28
PLA	5	34.60	173.00
Nylon	3	58.32	174.96

We believe that this is enough to start operation, further more we will buy additional portion of the equipment.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

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REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China will have a material impact on the way we conduct our business.

PATENTS, TRADEMARKS AND COPYRIGHTS

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website (www.corpchee.com) with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

FACILITIES

We are renting property in China: our office space that is 42 square meters. The term of the lease shall be for one year commencing on January 15, 2017 and ending January 15, 2018. Chee Corp pay to Mao Xunzhao as rent $3,600 per the year, in the event of monthly payment the amount for a month would be $300. Our registration office located is at Shandong Province, Haiyang City, Environmental Protection District 15, 265100, China and current location is at Guo Fu Center, No. 18 Qin Ling Road, Laoshan District, 266000, China. Our telephone number is (318) 217-4394. This location serves as our primary office for planning and implementing our business operations. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees except our Director Jiang Da Wei as of the date of this prospectus. Our sole officer and director, Jiang Da Wei, currently devotes approximately 20 hours per week to company matters. After receiving funding, Mr. Jiang plans to devote as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations will be increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of Chee Corp., any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to Chee Corp..

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of January 31, 2017 the Company had 4,500,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Chee Corp. and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $5,947 as of January 31, 2017. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year's time. During the period from inception through January 31, 2017 we had no revenue.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25%of shares sold	50%of shares sold	75%of shares sold	100%of shares sold
Gross Proceeds from this Offering(1):	$22,500	$45,000	$67,500	$90,000
Legal and Accounting fees	$8,000	$8,000	$8,000	$8,000
SEC reporting and compliance	$8,000	$8,000	$8,000	$8,000
Net proceeds	$6,500	$29,000	$51,500	$74,000
Net proceeds will be used as follows
Website development	-	$800	$1,600	$2,500
Additional 3D printing equipment and additional 3D parts and suppliers	$4,000	$18,000	$32,000	$37,000
Marketing and Advertising(2)	$1,000	$3,000	$5,200	$6,800
Lease expenses	-	$1,200	$3,000	$6,200
Establishing an office	-	$1,000	$2,200	$6,000
Miscellaneous expenses	$1,500	$3,000	$4,500	$8,000
Salaries	-	$2,000	$3,000	$7,500
TOTALS	$22,500	$45,000	$67,500	$90,000
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(1)                    Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2)                   Includes travel costs to trade shows and exhibits.

During the first stages of our growth, our director Mr. Jiang will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $800-$2,500 to develop and test our website.

Jiang Da Wei, our president will devote approximately 20 hours of his time to our operations. Once we begin operations, and are able to attract more and more customers to order our product, Mr. Jiang has agreed to commit more time as required. Because Mr. Jiang will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director Jiang Da Wei although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

Establish Our Office

Month 1-2: Mr. Jiang will take care of our initial administrative duties. A temporary office in China will be established with basic office equipment, which should not exceed $4,000 in expenses. If we sell the maximum shares in this offering, we will spend up to $6,000 to set up the office. The office will be used for initial communication with supplier in China and hold all related samples and paperwork. In the future we plan to expand our office or to remove a larger office to install additional equipment.

We are expecting to have office expanses, which depend on the quantity of the offices in accordance to the raised financials, the range is from $1,000 till $6,000.

Development of Our Website

Months 3-5: During this period, we intend to develop our website (www.corpchee.com). We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $800-$2,500. Updating and improving our website will continue throughout the lifetime of our operations.

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Marketing and Sales

Month 5-12: At this early stage of our operation, our officers and directors, Mr. Jiang is expected to handle all marketing and sales efforts. After our first year of operation, to advertise our business, we plan to contact the marketing companies that will provide services to us to spread our name to the masses. In addition, we will place our own ads on Internet open spaces and create accounts in social networks (as Facebook, Instagram, Twitter ets). We plan to develop a website to market, display and sell our products. Also we will ask our satisfied clients for referrals.

We believe that the best way to market our products is through magazines, banner advertising, Internet advertising on websites, and through our website that we plan to develop as part of our 12-month plan of operation, and various social networking sites. We believe that we can establish relationships with 3D product distributors in China and in countries all over the world hrough these mediums of communication. We intend to spend between $1,000 and $6,800 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson

Months 5-10: We are already planning to hire one person. If we are able to raise at least 50%, 75% and 100% of our offering we intend to hire two, three and four workers accordingly, who will help to manage work in our offices. Estimated cost is approximately from $2,000 to $7,500.

Additional orders of 3D printing equipment and additional parts and suppliers

Chee Corp. is panning to expand the range of offered 3D printing products in China. There will be design figure, vase, badges, table plates, chess box, prototypes of future models of the goods or any structural details, plastic models of various parts, layouts, parts for different kind of production.

The funds will be allocated in accordance with the soled shares in this offering. If we sell from 25% to 50% of the shares we will spend from $4,000 to $18,000 on the additional equipment purchasing procedures and we are going to buy additional 3D printing machines. In case of selling 75% of shares in this offering the equipment purchasing expanses will cost the Company approximately $32,000. In the perfect scenario if the Company will sell all of the shares in this offering the amount for equipment purchasing will be around $37,000 and we will expand our capabilities and buy 3D scanner for the accuracy of the design of individual orders. If the Company will sell not more then 25% of shares in this offering the additional equipment will not be purchased.

41

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President Jiang Da Wei prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. In the next twelve months, we anticipate spending approximately $8,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2017 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 for legal and accounting costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We had no operating revenues from October 26, 2016 (inception), through January 31, 2017 our year-end. Our activities have been financed from service to our customers and the sale of common stock to sole officer and director Mr. Jiang for aggregate proceeds of $4,500.

For the period of inception to January 31, 2017 we incurred operating expenses of $1,893 and no provision for income tax.

LIQUIDITY AND CAPITAL RESOURCES

At January 31, 2017 we had a cash balance of $5,947. Our expenditures over the next 12 months are expected to be approximately $90,000, assuming we sell all shares in this offering.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $90,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in Chee Corp. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

42

We have generated no revenues since inception. As of January 31, 2017 the Company had loss of $1,893. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is January 31.

Use of Estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.

Cash and Cash Equivalents

Chee Corp. considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes

The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because Chee Corp. cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

43

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any China taxes under China corporate rules. As we become profitable, and have sustained revenue within China, we may become subject to China taxes.

Loss Per Common Share

The Company reports net loss per share in accordance with provisions of the FASB.The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of January 31, there were no common stock equivalents outstanding.

Fair Value Of Financial Instruments

Pursuant to ASC No. 820, "Fair Value Measurements and Disclosures", the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31. The Company's financial instruments consist of cash.The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Impact of New Accounting Standards

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name and Address	Age	Position(s)
Jiang Da Wei	33	President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer And sole member of the Board of Directors.

Environmental Protection District, Building 15, Unit 3, Room 302, Haiyang City, 265100, China.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

44

JIANG DA WEI

Mr. Jiang has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on October 26, 2016.  For the past five years he has been an engeneer of designing parts for construction and then a landskape design engeneer. Besides he had experience in creating 3D models for games. He is very responsible and approach to each order. He is professional in his case, and to cope with the work in any form and size. Also well versed in the programs for creating graphical models. He could have control over not only his work, but also to lead and help others. The person managing the office could leave his as a head in the office if it is needed.

In the past ten years, Mr. Jiang has not been the subject to any of the following events:

•       An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Jiang`s involvement in any type of business, securities or banking activities.

•       Any bankruptcy petition filed by or against any business of which Jiang Da Wei was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•       Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•       Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•       Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

•       Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                            1.  Any Federal or State securities or commodities law or regulation; or

                            2. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                            3. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

45

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member Mr. Jiang, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to Jiang Da Wei that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Jiang Da Wei.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since Chee Corp. is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of Chee Corp. has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

46

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2017:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Jiang Da Wei, President	2017	0	0	0	0	0	0	0	0

Our sole officer and director Mr. Jiang has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of January 31,2017:

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Jiang Da Wei, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Jiang Da Wei	4,500,000	100%

All directors and executive officers as a group (1 person)	4,500,000	100%
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jiang is considered to be a promoter, and currently is the only promoter, of Chee Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On October 26, 2016, we offered and sold 4,500,000 shares of common stock to Jiang Da Wei, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,500.

Since October 26, 2016, Jiang Da Wei has loaned us $7,600. In general Jiang Da Wei certify verbal intention to loan to Chee Corp.  the amount of sixty thousand (60,000) USA dollars. The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission. Chee Corp. becomes subject to a reporting obligation, under Section 15(d) of the Exchange Act, upon effectiveness of this registration statement relating to an offering of the Company’s securities under the Securities Act of 1933.

49

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by AMC Auditing, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Laxague Law.Inc., hereby will pass upon the validity of the issuance of the common stock for us with offices at 1 East Liberty, Suite 600, Reno, Nv, 89501.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

AMC Auditingis our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended January 31, 2017 are included herewith.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis through filing a Form 10-K; a firm of Certified Public Accountants will audit the statements.

Our financial statements from inception (October 26, 2016) to January 31, 2017 (audited) immediately follow:

50

CHEE CORP.

FINANCIAL STATEMENTS

JANUARY 31, 2017

51

CHEE CORP.

TABLE OF CONTENTS

From October 6, 2016 (inception) to January 31, 2017

52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Chee Corp.

We have audited the accompanying balance sheet of Chee Corp. as of January 31, 2017 and the related statements of income, stockholders’ equity (deficit), and cash flows for the period ended January 31, 2017.  Chee Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chee Corp. as of January 31, 2017, and the results of its operations and its cash flows the period ended January 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

March 20, 2017

53

CHEE CORP.

BALANCE SHEET

January 31, 2017

(AUDITED)

ASSETS	January 31, 2017
Current Assets
Cash and cash equivalents	$5,947
Prepaid expenses	1,500
Inventory	653
Total Current Assets	$8,100

Fixed Assets
Equipment, net	$2,107
Total Fixed Assets	$2,107
$10,207
Total Assets

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Related Party Loans	7,600
Total Current Liabilities	$7,600

Total Liabilities	$7,600

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,500,000 shares issued and outstanding	4,500
Additional paid in capital	-
Accumulated income (deficit)	(1,893)
Total Stockholder’s Equity	$2,607

Total Liabilities and Stockholder’s Equity	$10,207

See accompanying notes, which are an integral part of these financial statements

54

CHEE CORP.

STATEMENT OF OPERATIONS

From October 26, 2016 (inception) to January 31, 2017

(AUDITED)

From October 26, 2016 (inception) to January 31, 2017

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	1,893
TOTAL OPERATING EXPENSES	(1,893)

NET INCOME (LOSS) FROM OPERATIONS	(1,893)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(1,893)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	517,808

See accompanying notes, which are an integral part of these financial statements

55

CHEE CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From October 26, 2016 (inception) to January 31, 2017

(AUDITED)

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’
	Shares	Amount	Capital		Equity

Inception, October 26, 2016	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on December 21, 2016	4,500,000	4,500	-	-	4,500

Net income for the period ended January 31, 2017	-	-	-	(1,893)	(1,893)

Balance, January 31, 2017	4,500,000	$4,500	$-	$(1,893)	$2,607

See accompanying notes, which are an integral part of these financial statements

56

CHEE CORP.

STATEMENT OF CASH FLOWS

From October 26, 2016 (inception) to January 31, 2017

(AUDITED)

From October 26, 2016 (inception) to January 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,893)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(1,500)
Increase in Inventory	(653)
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,046)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(2,107)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	(2,107)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	7,600
Proceeds from sale of common stock	4,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	12,100

NET INCREASE IN CASH	5,947

Cash, beginning of period	-

Cash, end of period	$5,947

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes, which are an integral part of these financial statements

57

CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Chee Corp.  ("the Company", "we", "us" or "our") was incorporated on October 26, 2016 under the laws of the State of Nevada United States of America. Chee Corp. is the representative of 3D industry that located in China, and offers the 3D modeling and print of different types of items and accessories. Our production starts with simple things as design figure, badges, table plates, magnets, and cups ets. Chee Corp. will work in two directions, first-with individual orders and second- will make the projects with other companies and businesses that require 3D service.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from October 6, 2016 (inception) through January 31, 2017.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is January 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5,947 of cash as of January 31, 2017.

58

CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $1,500 in prepaid rent as of January 31, 2017.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $653 in raw materials inventory as of January 31, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Ultimaker 2+ is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had $0 in accounts payable as of January 31, 2017.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

59

CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 "Earnings per Share". Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from October 26, 2016 (inception) through January 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to January 31, 2017, the Company has generated no revenue.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from October 26, 2016 (inception) through January 31, 2017 were no differences between our comprehensive loss and net loss.

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CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital ("APIC"), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures. In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory.

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CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – LOAN FROM DIRECTOR

During the period from October 26, 2016 (inception) through January 31, 2017, our sole director has loaned to the Company $7,600. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $7,600 as of January 31, 2017.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On December 21, 2016 the Company issued 4,500,000 shares of common stock to a director for cash proceeds of $4,500 at $0.001 per share.

There were 4,500,000 shares of common stock issued and outstanding as of January 31, 2017.

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CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Note 6 – COMMITMENTS AND CONTINGENCIES

Company has entered into one year rental agreement for a $300 monthly fee, starting on January 15, 2017.

Note 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of January 31, 2017 the Company had net operating loss carry forwards of approximately $1,893 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at January 31, 2017 was approximately $644. The net change in valuation allowance during the year ended January 31, 2017 was $644. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of January 31, 2017.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From October 26, 2016 (inception) to January 31, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$(1,893)
Valuation allowance	$1,893
Net deferred tax assets	$-

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CHEE CORP.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended January 31, 2017 as follows:

From October 26, 2016 (inception) to January 31, 2017
Computed “expected” tax expense (benefit)	$(644)
Change in valuation allowance	$644
Actual tax expense (benefit)	$-

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2017 through March 21, 2017, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

4,500,000 SHARES OF COMMON STOCK

CHEE CORP.

Dealer Prospectus Delivery Obligation

Until __________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10.43
Auditors Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$1,500.00
EDGAR Agent Fees	$1,000.00
TOTAL	$8,010.43

(1) All amounts are estimates, other than the SEC’s registration fee.

 ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses, which such offer, or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration

Jiang Da Wei Environmental Protection District, Building 15, Unit 3, Room 302, Haiyang City, 265100, China.	October 26,2016	4,500,000	4,500

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit

Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
3.3*	Ammendment to Articles of Incorporation of the Registrant
5.1*	Opinion: Legality and Consent of Laxague Law, Inc.
10.1*	Purchase agreement, December 23, 2016 is between Yueqing Swai Electronic Co., Ltd. and Chee Corp.
10.2*	Verbal Agreement, October 26, 2016 is between Jiang Da Wei and Chee Corp.
10.3*	Lease Agreement, December 20, 2016 is between Mao Xunzhao and Chee Corp.
10.4*	Sales Agreement February 7,2017 is between Chee Corp. and Gaoxie Trading Co., Ltd.
10.5*	Sales Agreement April 3,2017 is between Chee Corp. and Danafixe Inc.
23.1	Consent of AMC Auditing
99.1*	Subscription Agreement

*-The documents were previously filed.

ITEM 17. UNDERTAKINGS

 The undersigned Registrant hereby undertakes:

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 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)            Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)            Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)            Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

 3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

 4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

 (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

 (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

 (d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in China on May 8, 2017

                                                                                                                                                                                                                                                                                                                                                                               Chee Corp.

                                                                                                                                                                                                                                                                    By:            /s/     Jiang Da Wei

                                                                                                                                                                                                                                                                    Name:    Jiang Da Wei

                                                                                                                                                                                                                                                                    Title: President, Treasurer, Secretary and Director

                                                                                                                                                                                                                                                                     (Principal Executive, Financial and Accounting Officer)

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